ASSIGNMENT AGREEMENT

THIS Assignment Agreement (the “Agreement”), effective as of March 1, 2005 (the “Effective Date”), is between Xalted Networks, Inc., a Delaware corporation, (the “Assignor”), and Xalted Information Systems, Ltd., Pvt., an Indian corporation (the “Assignee”). The Assignor and Assignee are hereinafter sometimes referred to collectively as the “Parties” and individually a “Party.”

WHEREAS, Assignor entered into an agreement (the “Satyam Agreement”) with Satyam Computer Services Limited, an Indian corporation (“Satyam”), on or about September 30, 2004, under which the Assignor agree to provide inter alia the Bundled Software and support and maintenance of such Bundled Software in connection with the BSNL IOBAS Project, as such terms are defined in the Satyam Agreement;

WHEREAS, Assignor and Assignee entered into a Software License and Operating Agreement, dated May 22, 2002, as amended on July 31, 2002 (the “Operating Agreement”), under which the Assignee agreed inter alia to develop software for the Assignor;

WHEREAS, the Assignor has a license to distribute and support the Bundled Software worldwide except for Italy and India

WHEREAS, the Assignee has a license to distribute and support the Bundled Software in India.

WHEREAS, the Assignee has been responsible for the Assignor’s development activities under the Satyam Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which ie hereby acknowledged, the Parties agree as follows:

1.	Assignment and Partial Payment of Amount Owed. Assignor hereby assigns and transfers to Assignee and its representatives, successors and assigns all of Assignor’s right, title and interest in and to the Satyam Agreement, including without limitation the right to any future payments thereunder. Assignee agrees to accept the assignment of Assignor’s rights, duties, responsibilities and obligations under the Satyam Agreement and to relieve the Assignor of any such rights, duties, responsibilities and obligations under the Satyam Agreement. As of the Effective Date, when this Agreement shall become effective, Assignor acknowledges and agrees that Satyam shall no longer have any obligation of any nature, including without limitation future payments, to the Assignor under the Satyam Agreement.

2.	Warrants and Representations of Assignor. The Assignor warrants and represents that (i) the Satyam Agreement is a valid agreement between the Assignor and Satyam and legally binds the Assignor and Satyam to its terms and conditions; (ii) as of the Effective Date, Satyam is fully in compliance with the Satyam Agreement and the terms and conditions therein; (iii) as of the Effective Date, the Assignor is fully in compliance with the Satyam Agreement and its terms and conditions; (iv) Satyam is current with respect to the payments under the Satyam Agreement; (v) the Assignee is fully owned by the Assignor; and (vi) the Assignee is an affiliate of the Assignor as such term is used in Section 8.1 of the Satyam Agreement.

3.	Miscellaneous.

a.

Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered maybe entered in any court having jurisdiction. Costs of the arbitration shall be borne equally by the Patties.

b.

The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not part of and are not intended to govern, limit or aid in the construction of any tern or provision herein.

c.

No waiver by a Party of any breach of or default under this Agreement shall be deemed to be a waiver of any other breach or default of any kind or nature, whether or not such Party knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Party to exercise any right it may have with respect to this Agreement shall prevent the exercise thereof by such Party at any time such other Party may continue to be so in default, and no such failure or delay shall operate as a waiver of any default. A failure by either Party to insist upon strict compliance with any of the terms of this Agreement in any instance shall not be construed as a waiver of such terms in the fixture.

	d.	This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

	e.	This Agreement may be signed by facsimile:.

f.

The terms and conditions contained in this Agreement that by their sense and context are intended to survive the performance hereof by either or both Parties hereunder shall so survive the completion of performance, cancellation or termination of this Service Agreement.

g.

This Agreement shall constitute a contract under the laws of the State of California and shall be governed and construed in accordance with the laws of the State of California without regard to its rules concerning conflicts of laws. Any suit brought hereunder shall be brought in the City of San Jose, California.

h.

Unless otherwise agreed to in writing, this Agreement, including the exhibits hereto, reflects the entire understanding of the Parties concerning the matter contained herein and supercedes all other agreements and understandings between the Parties relating to the subject matter hereof.

i.	This Agreement may not be amended, revised, superceded, changed or modified in any manner whatsoever except pursuant to a written amendment signed by both of the Parties hereto.

j.

Except as specifically set forth herein, nothing contained herein shall be construed to permit assignment by either Party of any right or obligation hereunder and any such assignment is expressly prohibited.

k.

All written notices permitted or required to be delivered by the provision of this Agreement shall be deemed so delivered when actually delivered by hand or facsimile or when placed in the mail to the following addresses:

(i) To Assignor its address on file with the Assignor, as changed from time to time.

(ii) To Assignee: its headquarters address, as changed from time to time.

Or to such other addresses as the Parties may from time to time designate in writing.

l.	Each Party hereto warrants and represents that it has the right, power and authority to enter into and fully discharge its respective obligations hereunder.

m.	Each Party will execute and deliver all such further documents and take all such further actions, as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement

n.	Each Party shall comply with all applicable laws and regulations in connection with its activities under this Agreement.

o.	Except as set forth herein, this Agreement is made solely for the benefit of the Parties hereto and does not, and shall not be construed to, grant any rights or remedies to any other person or entity.

p.

If any provision of this Agreement is determined to be illegal, invalid or otherwise unenforceable, then to the extant necessary to make such provision and/or this Agreement legal, valid or otherwise enforceable, such provision will be limited, construed or severed and deleted from this Agreement, and the remaining portion of such provision and the remaining other provisions hereof shall survive, remain in full force and effect and continue to be binding, and shall be interpreted to give effect to the intention of the Parties hereto insofar as that is possible.

q.	The normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply to this Agreement.

r.	This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto, subject to the restrictions on assignment contained herein.

s.

If any arbitration or other legal action is initiated by either of the Parties hereto, the prevailing Party shall be entitled to recover from the other Party reasonable attorneys’ fees in addition to any other relief that may be awarded.

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

ASSIGNEE	ASSIGNOR

/s/ Raj Manikonda	/s/Pratap Kondamoori
Name: Raj Manikonda	Name: Pratap Kondamoori
Title: Managing Director	Title; President and CEO
Dated: March 1, 2005	Dated: March I, 2005

CONSENT TO ASSIGNMENT

Satyam acknowledges that it has read the foregoing Agreement. Satyam hereby consents to the assignment of the Satyam Agreement by Assignor to the Assignee. Satyam agrees to make future payments under the Satyam Agreement to the Assignee. Satyatu agrees to accept future invoices from Assignee under the Satyam Agreement.

SATYAM

Signature: /s/ Chandra Modali
Name: Chandra Modali
Title: Assistant Vice President

Dated: January 3, 2005